Exhibit 99.2

GUESS?, INC. CLOSES UPSIZED OFFERING OF $300 MILLION OF CONVERTIBLE SENIOR NOTES AND ENTERS INTO $170 MILLION ACCELERATED SHARE REPURCHASE PROGRAM

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Guess? completes issuance of previously announced upsized private placement of $300 million of 2.00% Convertible Senior Notes due 2024, which amount includes the exercise by the initial purchaser of the entire $25 million greenshoe option

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Guess? intends to use substantially all of the net proceeds from the offering, after giving effect to the bond hedge and warrant transactions referred to below, to effect repurchases of shares of its common stock (the “shares”), by:

•	repurchasing $170 million of shares pursuant to an accelerated share repurchase program, entered into on April 26, 2019;

•	having completed the repurchase of approximately $26 million of shares (approximately 1.4 million shares) in privately negotiated share repurchases; and

•	continuing and completing its previously announced open-market repurchases of $24 million or more of shares.

•	Guess? expects to reduce its quarterly cash dividend from $0.225 to $0.1125 per share in order to redeploy capital and return incremental value to stockholders through share repurchases

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Guess? entered into convertible note hedge and warrant transactions with a warrant strike price of $46.875 per share, representing a 150% premium to the Company’s stock price at the time of pricing of the Notes, which are generally intended to limit potential dilution from the offering

LOS ANGELES, Calif. – April 29, 2019 – Guess?, Inc. (NYSE: GES) (the “Company”) announced today that on April 26, 2019 it completed the issuance of $300 million aggregate principal amount of 2.00% convertible senior notes due 2024 (the “Notes”) in a private placement. The closing amount included the exercise by the initial purchaser of the Notes of the entire $25 million overallotment option. The Notes were offered by the initial purchaser solely to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”).

Overview

The Company announced that it intends to use substantially all of the net proceeds from the offering of the Notes, after effecting the convertible note hedge transactions described below, to effect share repurchases, including by:

•	repurchasing $170 million of its shares pursuant to an accelerated share repurchase program, entered into on April 26, 2019;

•	having completed the repurchase of approximately $26 million of shares (approximately 1.4 million shares) in privately negotiated share repurchases; and

•	continuing and completing its previously announced open-market repurchases of $24 million or more of shares.

Share Repurchases

$170 Million Accelerated Share Repurchase Program

On April 26, 2019, using $170 million of the net proceeds from the Notes offering, the Company entered into an accelerated share repurchase program (“ASR”) for the Company’s shares with JPMorgan Chase Bank, National Association (in such capacity, the “ASR counterparty”). Initial delivery of shares, which is scheduled to occur on April 29, 2019, will represent approximately 60% of the total shares that are expected to be repurchased under the

ASR, which is scheduled to be completed by the end of the third quarter of 2019. The purchase price per share of the common stock repurchased through the ASR will generally be equal to the average volume-weighted average price of the Company’s shares during the term of the ASR, less an agreed discount. The exact number of shares repurchased pursuant to the ASR will be determined based on such purchase price.

In connection with the ASR, the Company has been advised that the ASR counterparty expects to purchase shares in secondary market transactions and/or execute other transactions in the Company’s shares, or in derivative transactions relating to the Company’s shares, during the term of the ASR. Any such share repurchases may increase, or prevent a decrease in, the market price of the Company’s shares or the Notes.

$26 Million of Privately Negotiated Share Repurchases

On April 26, 2019, the Company also completed the repurchase of approximately 1.4 million shares for approximately $26 million in privately negotiated transactions through the initial purchaser of the Notes or its affiliates, as the Company’s agent. The purchase price per share of the common stock repurchased in such transactions equaled the closing sale price of the Company’s common stock on April 23, 2019, which was $18.75 per share.

$24 Million or More of Open-Market Repurchases

As previously announced, beginning on the day following the pricing of the Notes, the Company began repurchasing shares in open-market purchases at prevailing market prices and intends to continue to do so for several more days until it has repurchased an aggregate of $24 million or more of shares.

Other Repurchases

The Company intends to use any remaining net proceeds from the offering of the Notes for additional share repurchases and for general corporate purposes, including, but not limited to, repayment of indebtedness and for working capital; provided that the Company has not designated any specific uses and has no current agreements or commitments with respect to any material acquisition or strategic transaction. Pending any specific application, the Company may invest the remaining net proceeds from the offering of the Notes in short- and long-term marketable securities.

Other Transactions

In connection with the pricing of the Notes and the exercise by the initial purchaser of its overallotment option with respect to the Notes, the Company used approximately $33 million of the net proceeds from the offering of the Notes to enter into convertible note hedge transactions with certain financial institutions (the “hedge counterparties”), after such cost was partially offset by the proceeds to the Company from the warrant transactions referred to below. The convertible note hedge transactions cover the number of shares of common stock that initially underlie the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, and are expected to generally reduce the potential dilution with respect to the Company’s common stock upon conversion of the Notes and/or to offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. The warrants relate to the same number of shares of common stock as underlies the Notes, subject to anti-dilution adjustments. The warrant transactions could separately have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of the common stock exceeds the strike price of the warrants.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates expect to purchase shares of the common stock and/or enter into various derivative transactions with respect to the Company’s common stock. These activities could result in an increase, or prevent a decrease in, the market price of the common stock or the Notes.

In addition, the hedge counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling common stock or other securities of the Company in secondary market transactions prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, could affect the number of shares and value of the consideration that holders receive upon conversion of the Notes.

Other Matters

The offer and sale of the Notes and the issuance of shares of common stock, if any, issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the Notes and such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell nor the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Notice Regarding Forward-Looking Statements

This press release includes certain forward-looking statements related to the Company within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including all statements regarding the offering of the Notes, the accelerated share repurchase program, the other transactions described in this press release and the anticipated use of proceeds, including the proposed share repurchases, are forward-looking statements. These statements are based on management’s current estimates, assumptions, expectations or beliefs and are subject to uncertainty and changes in circumstances. These forward-looking statements are estimates reflecting the judgment of the Company’s senior management, and actual results may vary materially from those expressed or implied by the forward-looking statements herein.

The statements in this press release are made as of the date of this press release. The Company undertakes no obligation to update information contained in this press release, except as may be required by law. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the section entitled “Risk Factors” in the Company’s Securities and Exchange Commission (the “SEC”) filings, including, but not limited to, its Annual Report on Form 10-K for the year ended February 2, 2019, a copy of which is on file with the SEC and available on the SEC’s website at www.sec.gov.

About Guess?, Inc.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of February 2, 2019, the Company directly operated 1,161 retail stores in the Americas, Europe and Asia. The Company’s licensees and distributors operated 558 additional retail stores worldwide. As of February 2, 2019, the Company and its licensees and distributors operated in approximately 100 countries worldwide.

Contacts

Guess?, Inc.

Fabrice Benarouche

VP, Finance and Investor Relations

(213) 765-5578